Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

March 2010 Performance Update

The Frontier Fund Supplement Dated March 31, 2010 to Prospectus Dated February 16, 2010

The Frontier Fund Class 2 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

March performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	March 31, 2010	March 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-2	3.82%	0.12%	$139.18
Balanced Series-2a	3.76%	-0.06%	$117.53
Campbell/Graham/Tiverton Series-2	1.77%	-2.53%	$118.03
Currency Series-2	2.85%	2.68%	$93.79
Long/Short Commodity Series-2	2.87%	-1.57%	$125.49
Winton/Graham Series-2	5.48%	0.20%	$128.65
Winton Series-2	5.77%	5.69%	$137.51
Long Only Commodity Series-2	-0.89%	-3.58%	$87.06
Managed Futures Index Series-2	-0.97%	-0.40%	$120.80

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of March 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(3,545,195.05)
Unrealized trading gain/(loss)			6,554,559.88
Less: commissions			(119,584.47)
Less: FCM fees			(26,646.43)
Foreign currency gain/(loss)			(9,574.06)
Interest income			12,526.48

Total Income			2,866,086.35

EXPENSES

Management fees			40,176.02
Incentive fees			72,932.28

Total Expenses			113,108.30

Net Income (Loss)			$2,752,978.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	539,110.80527	$72,271,513.28	134.06
Current month additions	—	—
Current month redemptions	(4,255.44608)	(582,318.47)
Net Income (loss) for current month		2,752,978.05

Net Asset Value, end of current month	534,855.35919	$74,442,172.86	139.18

	Monthly rate of return		3.82%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(152,212.92)
Unrealized trading gain/(loss)			281,722.05
Less: commissions			(5,143.95)
Less: FCM fees			(1,146.37)
Foreign currency gain/(loss)			(411.81)
Interest income			3,666.21

Total Income			126,473.21

EXPENSES

Trading Fee			5,143.14
Management fees			1,725.10
Incentive fees			3,140.09

Total Expenses			10,008.33

Net Income (Loss)			$116,464.88

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	27,362.84452	$3,099,571.32	113.28
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		116,464.88

Net Asset Value, end of current month	27,362.84452	$3,216,036.20	117.53

	Monthly rate of return		3.76%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$70,028.39
Unrealized trading gain/(loss)			123,124.40
Less: commissions			(5,568.30)
Less: FCM fees			(3,991.56)
Foreign currency gain/(loss)			(717.86)
Interest income			(226.59)

Total Income			182,648.48

EXPENSES

Management fees			25,632.50
Incentive fees			—

Total Expenses			25,632.50

Net Income (Loss)			$157,015.98

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	78,093.49863	$9,057,170.24	115.98
Current month additions	—	—
Current month redemptions	(2,544.43104)	(296,928.63)
Net Income (loss) for current month		157,015.98

Net Asset Value, end of current month	75,549.06759	$8,917,257.59	118.03

	Monthly rate of return		1.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$17,201.90
Unrealized trading gain/(loss)			363,555.18
Net change in inter-series payables			(348,573.35)
Less: FCM fees			(5,921.64)
Interest income			7,479.10

Total Income			33,741.19

EXPENSES

Management fees			9,450.85
Incentive fees			—

Total Expenses			9,450.85

Net Income (Loss)			$24,290.34

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	9,358.95684	$853,449.38	91.19
Current month additions	—	—
Current month redemptions	(217.46199)	(20,394.90)
Net Income (loss) for current month		24,290.34

Net Asset Value, end of current month	9,141.49485	$857,344.82	93.79

	Monthly rate of return		2.85%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(953,947.57)
Unrealized trading gain/(loss)			1,449,395.86
Less: commissions			(29,297.65)
Less: FCM fees			(6,423.70)
Foreign currency gain/(loss)			27.23
Interest income			13,713.37

Total Income			473,467.54

EXPENSES

Management fees			61,406.56
Incentive fees			6,793.59

Total Expenses			68,200.15

Net Income (Loss)			$405,267.39

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	117,307.85020	$14,309,659.07	121.98
Current month additions	—	—
Current month redemptions	(2,917.12142)	(360,522.17)
Net Income (loss) for current month		405,267.39

Net Asset Value, end of current month	114,390.72878	$14,354,404.29	125.49

	Monthly rate of return		2.87%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$384,203.19
Unrealized trading gain/(loss)			298,566.74
Less: commissions			(6,625.15)
Less: FCM fees			(5,391.49)
Foreign currency gain/(loss)			2,387.76
Interest income			5,469.06

Total Income			678,610.11

EXPENSES

Management fees			36,284.30
Incentive fees			—

Total Expenses			36,284.30

Net Income (Loss)			$642,325.81

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	96,350.90695	$11,751,107.32	121.96
Current month additions	—	—
Current month redemptions	(1,035.39457)	(131,115.84)
Net Income (loss) for current month		642,325.81

Net Asset Value, end of current month	95,315.51238	$12,262,317.29	128.65

	Monthly rate of return		5.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$290,167.52
Unrealized trading gain/(loss)			310,293.66
Less: commissions			(1,976.07)
Less: FCM fees			(4,556.65)
Foreign currency gain/(loss)			1,853.71
Interest income			860.58

Total Income			596,642.75

EXPENSES

Management fees			25,071.26
Incentive fees			—

Total Expenses			25,071.26

Net Income (Loss)			$571,571.49

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	76,202.37862	$9,907,077.28	130.01
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		571,571.49

Net Asset Value, end of current month	76,202.37862	$10,478,648.77	137.51

	Monthly rate of return		5.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(7,267.01)
Unrealized trading gain/(loss)			(992.30)
Less: commissions			—
Less: FCM fees			(401.21)
Foreign currency gain/(loss)			—
Interest income			1,682.85

Total Income			(6,977.67)

EXPENSES

Management fees			1,106.51
Incentive fees			—

Total Expenses			1,106.51

Net Income (Loss)			$(8,084.18)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	10,410.61152	$914,512.23	87.84
Current month additions	—	—
Current month redemptions	(88.33176)	(7,751.12)
Net Income (loss) for current month		(8,084.18)

Net Asset Value, end of current month	10,322.27976	$898,676.93	87.06

	Monthly rate of return		-0.89%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(36,299.10)
Unrealized trading gain/(loss)			7,063.29
Less: commissions			(1,280.02)
Less: FCM fees			(1,746.66)
Foreign currency gain/(loss)			(319.33)
Interest income			2,246.99

Total Income			(30,334.83)

EXPENSES

Management fees			7,648.06
Incentive fees			—

Total Expenses			7,648.06

Net Income (Loss)			$(37,982.89)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	32,187.38398	$3,926,038.31	121.97
Current month additions	—	—
Current month redemptions	(163.58281)	(19,713.25)
Net Income (loss) for current month		(37,982.89)

Net Asset Value, end of current month	32,023.80117	$3,868,342.17	120.80

	Monthly rate of return		-0.97%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 2